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                                                                   Exhibit 5(f)
                                                                   ____________

[LOGO OF THE TRAVELERS INSURANCE COMPANY]     TRAVELERS RETIREMENT PERSPECTIVES

THE TRAVELERS INSURANCE COMPANY                    MASTER DATA SHEET (NEW YORK)
P.O. Box 990016. Hartford, CT 06199-0016

CONTRACT OWNER INFORMATION

"TRUSTEES OF":


Employer/Sponsor Name:



Employer's Tax ID Number:              Plan Year End:



Employer's Address:



Employer's Phone Number:               Employer's Fax Number:



PLAN & CONTRACT INFORMATION

RETIREMENT PLAN NAME:

PLAN TYPE (PLEASE CHECK APPROPRIATE BOX.)

[ ] 401(k) PLAN - Money Sources
(CHECK ALL THAT APPLY)
  [ ] Salary Deferral
  [ ] Employer Match
  [ ] ER Discretionary / Profit Sharing
  [ ] Rollover

Call 800-842-4015 for other accommodations.

OTHER PLAN TYPE

[ ] Profit Sharing
[ ] Money Purchase
[ ] Target Benefit
[ ] Defined Benefit
[ ] Check here if rollover accounts should be set up for participants

CONTRACT TYPE (IF AN ALLOCATED CONTRACT IS SELECTED PLEASE CHECK THE APPROPRIATE PARTICIPANT ACCOUNTING AGREEMENT DESIRED.)

[ ] ALLOCATED CONTRACT (PLEASE CHECK A OR B BELOW)
    __________________

    PARTICIPANT HOME ADDRESSES ARE REQUIRED. TRAVELERS LIFE & ANNUITY WILL PREPARE FORM 1099R FOR TAX REPORTING AND WILL MAIL TO PARTICIPANT'S ADDRESS.

     [ ] A. Quarterly statements should be mailed to plan participants.
     [ ] B. Quarterly statements should be mailed to employer.

[ ] UNALLOCATED CONTRACT - TRAVELERS LIFE & ANNUITY DOES NOT PROVIDE TAX
    ____________________
    REPORTING OR PARTICIPANT ACCOUNTING. A QUARTERLY STATEMENT FOR THE UNALLOCATED ACCOUNT WILL BE MAILED TO THE PLAN TRUSTEE.

If Participant Accounting is to be performed by Travelers Life & Annuity, a detailed listing of plan contributions by participant is required in a format approved by Travelers Life & Annuity. Data files can be sent to our internet mailbox or on a 3 1/2" diskette. Please check the format you will use.

[ ] Spreadsheet File              [ ] ARS      [ ] E-Z Track
Contribution files will be sent   [ ] 3 1/2"   [ ] Internet
  via:                                Diskette     (annuityqps@Travelersla.com)

PLEASE PROVIDE THE NAME OF THE PERSON TO CALL TO DISCUSS THE CONTRIBUTION FILE FORMAT AND DELIVERY:
PAYROLL CONTACT NAME:


Phone Number:                       Fax Number:

ALL MONEY SOURCES WILL BE DIRECTED BY PARTICIPANTS UNLESS OTHERWISE NOTED BELOW. PLEASE INDICATE ANY EMPLOYER DIRECTION OF A MONEY SOURCE IN THE SPACE PROVIDED.

 L-21015NY                     *L21015NY*         L-21015NY Rev: 5-05; 1 of 3

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 INVESTMENT SELECTIONS

 (PLEASE SELECT THE INVESTMENT OPTIONS DESIRED FOR YOUR PLAN. PLEASE NOTE: AN INVESTMENT OPTION CANNOT BE OFFERED INITIALLY UNDER YOUR PLAN IF IT HAS NOT BEEN SELECTED ON THIS FORM.)

 [ ] AIM Capital Appreciation Portfolio                                    KC
 [ ] AllianceBernstein Growth and Income Portfolio - Class B               SI
 [ ] American Funds Global Growth Fund - Class 2 Shares                    IL
 [ ] American Funds Growth Fund - Class 2 Shares                           IG
 [ ] American Funds Growth-Income Fund - Class 2 Shares                    II
 [ ] Capital Appreciation Fund (Janus)                                     4A
 [ ] Delaware VIP REIT Series                                              AQ
 [ ] Dreyfus VIF Appreciation Portfolio                                    DP
 [ ] Dreyfus VIF Developing Leaders Portfolio                              DS
 [ ] Equity Income Portfolio (Fidelity)                                    4F
 [ ] Equity Index Portfolio - Class II                                     GF
 [ ] Federated High Yield Portfolio                                        4E
 [ ] Fidelity VIP Contrafund(R) Portfolio - Service Class 2                FT
 [ ] Fidelity VIP Mid Cap Portfolio - Service Class 2                      D1
 [ ] Franklin Mutual Shares Securities Fund - Class 2                      R2
 [ ] Janus Aspen Growth and Income Portfolio - Service Shares              JG
 [ ] Janus Aspen Mid Cap Growth Portfolio - Service Shares                 JA
 [ ] Large Cap Portfolio (Fidelity)                                        4G
 [ ] Lazard Retirement Small Cap Portfolio                                 RS
 [ ] Lord Abbett Growth & Income Portfolio                                 FK
 [ ] Lord Abbett Mid Cap Value Portfolio                                   FL
 [ ] Mercury Large Cap Core Portfolio                                      DR
 [ ] MFS Mid Cap Growth Portfolio                                          DQ
 [ ] MFS Total Return Portfolio                                            4I
 [ ] MFS Value Portfolio                                                   BD
 [ ] Mondrian International Stock Portfolio                                4C
 [ ] Oppenheimer Main Street Fund/VA - Service Shares                      H2
 [ ] PIMCO Total Return Portfolio                                          PM
 [ ] Pioneer Fund Portfolio                                                UP
 [ ] Pioneer Strategic Income Portfolio                                    4J
 [ ] Putnam VT Small Cap Value Fund - Class IB Shares                      OP
 [ ] Salomon Brothers Variable All Cap Fund - Class I                      AD
 [ ] Salomon Brothers Variable High Yield Bond Fund - Class I              CJ
 [ ] Salomon Brothers Variable Investors Fund - Class I                    C2
 [ ] Salomon Brothers Variable Total Return Fund - Class 1                 AE
 [ ] SB Adjustable Rate Income Portfolio                                   BI
 [ ] Smith Barney Aggressive Growth Portfolio                              SG
 [ ] Smith Barney Appreciation Portfolio                                   1N
 [ ] Smith Barney Investment Grade Bond Fund - Class A                     4O
 [ ] Smith Barney Large Cap Growth Portfolio                               AB
 [ ] Smith Barney Money Market Portfolio                                   HM
 [ ] Smith Barney Small Cap Growth Opportunities Portfolio                 C9
 [ ] Social Awareness Stock Portfolio (Smith Barney)                       SA
 [ ] Strategic Equity Portfolio (Fidelity)                                 4H
 [ ] Templeton Developing Markets Securities Fund - Class 2                VQ
 [ ] Templeton Foreign Securities Fund - Class 2                           VG
 [ ] Templeton Growth Fund, Inc                                            4Y
 [ ] Travelers Convertible Securities Portfolio                            AF
 [ ] Travelers Disciplined Mid Cap Stock Portfolio                         1M
 [ ] Travelers Quality Bond Portfolio                                      4W
 [ ] Travelers U.S. Government Securities Portfolio                        GV
 [ ] Van Kampen LIT Comstock Portfolio - Class II Shares                   NJ
 [ ] Fixed Account

Will investment options selected be available on all money sources in the plan? If not, please specify restrictions in detail:

PLEASE IDENTIFY HOW EMPLOYER DIRECTED SOURCES ARE TO BE ALLOCATED. UNDER INVESTMENT NAME BELOW, PLEASE PRINT THE FUNDS TO WHICH EMPLOYER SOURCES SHOULD BE DIRECTED. UNDER THE EMPLOYER PERCENTAGE COLUMN, PLEASE LIST THE APPROPRIATE PERCENT(S), (IF EMPLOYER FORFEITURES ARE DIRECTED IN A DIFFERENT MANNER, PLEASE SPECIFY UNDER THE FORFEITURE PERCENTAGE COLUMN).

    INVESTMENT NAME                EMPLOYER PERCENTAGE FORFEITURE PERCENTAGE
    ---------------                ------------------- ---------------------
                                                   %                     %
                                                   %                     %
                                                   %                     %
                                                   %                     %
                                                   %                     %
                                                   %                     %
                                     (MUST EQUAL 100%)   (MUST EQUAL 100%)

   IF THIS IS AN UNALLOCATED ACCOUNT, FOR INVESTMENT PURPOSES, ALL MONEY SOURCES WILL BE TREATED AS ONE SOURCE.

 L-21015NY                     *L21015NY*         L-21015NY Rev: 5-05; 2 of 3

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PLAN COMPLIANCE INFORMATION

Third Party Administrator


TPA Contact Name


TPA Address


TPA Phone Number:                                           TPA Fax Number:


External Trustee (if applicable)


External Trustee Contact Name


External Trustee Address


Trustee Phone Number:                                       Trustee Fax Number:




REPLACEMENT INFORMATION

DO YOU HAVE ANY EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS?
[ ] YES  [ ] NO If yes, please provide details:

INSURANCE COMPANY NAME:               CONTRACT NUMBER:
                       _____________                  ________________________

WILL THE PURCHASE OF THIS ANNUITY RESULT IN THE REPLACEMENT OF ANY EXISTING LIFE INSURANCE POLICY OR ANNUITY CONTRACT IN THIS OR ANY OTHER COMPANY?
[ ] YES  [ ] NO If yes, please provide details:

INSURANCE COMPANY NAME:               CONTRACT NUMBER:
                       _____________                  ________________________

Use the Additional Information section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.

ADDITIONAL INFORMATION

Please provide any additional information or unique processes specific to this plan:


SIGNATURES REQUIRED:

ACKNOWLEDGMENTS: I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Company's Home Office. All payments and values provided by the contract applied for, when based on investment experience of a separate account, are variable and there are no guarantees as to a fixed dollar amount. No agent is authorized to make changes to the contract or application. I understand that The Travelers Insurance Company may amend this contract to comply with changes in the Internal Revenue Code and related Regulations.

Trustee Signature

I acknowledge that all data representations and signatures recorded by me or in my presence in response to my inquiry and request and all such presentations and signatures are accurate and valid to the best of my knowledge and belief.

WILL THIS CONTRACT REPLACE ANY EXISTING ANNUITY CONTRACT(S)?  [ ] YES  [ ] NO

Agent/Representative Name            Social Security Number    Telephone Number



Agent/Representative Signature       Date



Agent Representative Name            Social Security Number    Telephone Number



Agent/Representative Signature       Date



 L-21015NY                     *L21015NY*         L-21015NY Rev: 5-05; 3 of 3